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                                                                 Exhibit 10.54

                              DIRECTORY SALES AGREEMENT

     THIS AGREEMENT dated as of November 19, 1999, is entered into by and between IONEX Telecommunications, Inc., a Delaware corporation (the "Company"), and Advanced Communications Group, Inc., a Delaware corporation ("ACG").

                                      WITNESSETH

     WHEREAS, ACG is engaged in the Telecommunication Business (as defined in the Stock Purchase Agreement dated as of July 14, 1999 and as amended in the First Amendment to the Stock Purchase Agreement of the even date herewith between the Company, ACG and certain subsidiaries of ACG (the "Stock Purchase Agreement"));

     WHEREAS, the Company has agreed to acquire the Telecommunication Subsidiaries (as defined in the Stock Purchase Agreement) of ACG, subject to the closing conditions referenced in the Stock Purchase Agreement, including without limitation, the receipt of certain governmental and other consents and approvals as described therein;

     WHEREAS, ACG owns all of the outstanding shares of Great Western Directories, Inc., a Texas corporation, (ACG, Great Western Directories, Inc. and their successors and assigns being collectively referred to herein as the "Sales Agents");

     WHEREAS, the Sales Agents are engaged in the business of publishing yellow pages directories in certain markets within the United States and selling advertising space within such directories; and

     WHEREAS, the Sales Agents desire to provide certain sales, marketing and promotional services to the Company in conjunction with the Sales Agents' own sales, marketing and promotional activities, and the Company desires to receive such sales, marketing and promotional services from the Sales Agents.

     The parties hereto agree as follows:

     1. Capitalized terms not otherwise defined herein shall have the definitions given in the Stock Purchase Agreement.

     2. The Company agrees to engage the Sales Agents as a provider of Sales Services (as hereinafter defined) in the markets in which the Sales Agents are currently publishing and distributing, and will in the future publish and distribute, yellow pages directories (the "Territory") for a period of five (5) years commencing on the date hereof (the "Initial Term"). The Company may extend the duration of the Initial Term for one additional five (5) year period by providing written notice, no less than ninety (90) days prior to the expiration of the Initial Term, to all of the Sales Agents of its intention to so extend the initial Term (the Initial Term, together with the extension thereto, if any, being hereinafter referred to as the "Term"). The Sales Agents agree to act as a provider of Sales Services (as hereinafter defined) in the Territory during the Term. The term, "Sales Services," as used herein, shall mean those services relating to

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the sale, marketing and promotion of the Company's products and services, including, but not necessarily limited to the following:

     a. Soliciting potential customers of the Company in conjunction with the Sales Agents' own customer solicitation efforts;

     b. Marketing and promoting the Company's products and services to potential customers of the Company;

     c.   Selling the Company's products and services;

     d.   Taking orders for the Company's products and services;

     e.   Obtaining customer leads for, and communicating them to, the Company;
          and

     f.   Other ancillary services required in the performance of (a) through
          (e) above.

     The Sales Agents agree that during the Term, as defined above, the Sales Agents will faithfully render the Sales Services and the Company will be the only company or entity active in the telecommunications industry to which the Sales Agents provide Sales Services. The Sales Agents shall render the Sales Services in compliance with any and all Laws, including but not limited to, any and all Laws relating to the provision of the products and services offered by the Company.

     3. Subject to the terms of this SECTION 3, the Company shall pay to the Sales Agents during the Term a commission in an amount equal eighteen percent (18.0%) of the aggregate revenues collected (excluding taxes and regulatory charges) by the Company attributable to billings made for each of the Company's products and services during the second, third, fourth and fifth months after the initial sale of each of such products and services that are the Direct Result of the Sales Services of the Sales Agents (it being understood that a sale will be deemed to be the "Direct Result" of the Sales Services of the Sales Agents only if such Sales Agents [VALIDATE] prospective customers, present products and services to such prospective customers and consummate a sale of such products and/or services with such customers as evidenced by a written order). (the "Commission"). In addition to the other payments contemplated in this SECTION 3, the Company shall pay to the Sales Agents twenty-five Dollars ($25.00) for every Qualified Lead reported to the Company by the Sales Agents. The term, "Qualified Lead," as used in this Agreement, shall be determined in the sole discretion of the Company and shall be subject to change as the Company deems necessary or appropriate. The Company shall pay the Sales Agents the Commission and Qualified Lead payments monthly, within thirty (30) days after the end of the month in which the Commissions or the Qualified Lead Payments as the case may be, have been earned, based on the revenues collected during the previous month and the number of Qualified Leads during such month.

     4. The Company shall provide the Sales Agents with: (i) all marketing, promotional and other documentation necessary for the Sales Agents to provide the Sales Services; (ii) training on the Company's products and services, which training will be consistent with such

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training provided to the Company's own sales force; and (iii) an order entry process designed to ensure the quality of service called for in Section 7 hereof.

     5. The Company shall, in its sole discretion, establish the prices at which it will offer the products and services promoted, marketed and sold through the Sales Services of the Sales Agents.

     6. Except as set forth below, the Company shall have no right to terminate payments to the Sales Agents hereunder except for violation of any of the provisions of this Agreement or willful failure to perform Sales Services after written notice of such violation or failure to perform services on behalf of the Company has been delivered to the Sales Agents and the Sales Agents have failed to correct such violation or to perform such services within fifteen (15) business days after the receipt by the Sales Agents of such written notice, which shall specifically identify the alleged violation or failure.

     7. In performance of the Sales Services, the Sales Agents will employ methods and procedures of a quality at least equal to those employed when the Sales Agents perform similar services for their own businesses and affairs.

     8. The Sales Agents are, and shall remain at all times, independent contractors of the Company in the performance of all Sales Services hereunder, and all persons employed by the Sales Agents to perform such Sales Services shall be and remain employees solely of the Sales Agents by which they are employed and subject only to the Sales Agents' respective supervisory personnel. In addition, the Sales Agents shall not hold themselves out to any person as employees of the Company or as having the authority to obligate the Company in any way.

     9. The Sales Agents have no authority to commit the Company in any manner, cause or undertaking whatever, without the prior consent of the Company and similarly, the Company has no authority to commit the Sales Agents in any matter, cause or undertaking whatever without the prior consent of the Sales Agents.

     10. The Sales Agents have no authority to make representations, commitments or guarantees not specifically authorized by the Company.

     11. The Sales Agents shall abide by and comply with all sales policies and operating regulations of the Company, as in effect, from time to time, and of which the Sales Agents have been made aware in writing prior to the taking of effect of such sales policies and operating regulations, if future changes do not materially alter the terms of this Agreement. If the Sales Agents believe that changes in the Company's sales policies and operating regulations have materially altered the terms of this Agreement, the Sales Agents shall give the Company written notice of such belief before taking any action contrary to the sales policies and operating regulations then in effect.

     12. The Sales Agents shall be responsible for hiring all employees of the Sales Agents and paying all wages, costs and expenses thereof.

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     13.  Confidentiality.

          a. For purposes hereof, "Confidential Information" means any and all information of the Company that might reasonably be considered confidential, secret, sensitive, proprietary or private. To the extent practical, Confidential Information shall be marked "proprietary" or "confidential." Confidential Information shall include the following:

               (1) Data, know-how, formulae, processes, designs, sketches, photographs, plans, drawings, specifications, samples, reports, lists, financial information, studies, findings, inventions and ideas, or proprietary information relating to either party or the methods or techniques used by either party;

               (2) Data, documents, or proprietary information employed in connection with the marketing and implementation of each party's products, including cost information, business policies and procedures, revenues, markets, distributor and customer lists, and similar items of information; and

               (3) Any other data or information obtained by either party during the Term which is not generally known to and not readily ascertainable by proper means by third persons who could obtain economic value from its use or disclosure.

          b. The Sales Agents shall treat as confidential all Confidential Information that comes into the Sales Agents' knowledge through their provision of Sales Services to the Company under this Agreement. The Sales Agents shall take any reasonable steps necessary to prevent disclosure of any Confidential Information to any third person as they would take in protecting their own proprietary or confidential information and shall not use any portion of the Confidential Information for any purpose not authorized herein.

          c. No person receiving Confidential Information shall be under any obligation imposed by this Section with respect to any Confidential Information (i) which is, at the time of disclosure, available to the general public, (ii) which becomes at a later date available to the general public through no fault on its part and then only after said later date,
     (iii) which it can demonstrate was in its possession before receipt from the discloser, (iv) which is disclosed to it without restriction on disclosure by a third party who has the lawful right to disclose such information, or (v) after fifteen years from the date of receipt of such information.

     14. The Company shall indemnify and hold harmless the Sales Agents, their employees, their subsidiaries, and their subsidiaries' employees from and against all claims, damages, losses and expenses (including reasonable attorneys' fees) arising from the content or out of the provision of Sales Services. Notwithstanding the foregoing, however, the Company shall have no obligation to indemnify the Sales Agents against any claims, damages, losses, or expenses in connection with the provision of Sales Services arising from any violation by the Sales Agents of any law or any of the Companies' sales policies or operating regulations, or the

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gross negligence or willful misconduct of the Sales Agents, their employees, their subsidiaries, and their subsidiaries' employees or for any liability, loss, or damage the Sales Agents might suffer as a result of the Sales Agents' breach of this Agreement.

     15. The Sales Agents shall indemnify and hold harmless the Company, its employees, its subsidiaries, and its subsidiaries' employees from and against all claims, damages, losses and expenses (including reasonable attorneys' fees) arising from the content or out of the provision of Sales Services. Notwithstanding the foregoing, however, the Sales Agents shall have no obligation to indemnify the Company against any claims, damages, losses, or expenses in connection with the provision of Sales Services arising from the gross negligence or willful misconduct of the Company, its employees, its subsidiaries, and its subsidiaries' employees or for any liability, loss, or damage the Company might suffer as a result of the Company's breach of this Agreement.

     16. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     17. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service,
(b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) six (6) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid;

     a.   If to the Sales Agents, addressed as follows:

               Advanced Communications Group, Inc.
               Mr. Michael A. Pruss
               390 South Woodsmill Road
               Chesterfield, MO 63017
               Facsimile No: (314) 205-8141

     with a copy to:

               Blackwell Sanders Peper Martin, LLP
               720 Olive Street 24' Floor
               St. Louis, MO 63 101
               Attn: Matthew W. Geekie
               Facsimile No: (314) 345-6060

     b.   If to the Company, addressed as follows:

               IONEX Telecommunications, Inc.

               1950 Stemmons Freeway
               Suite 4033
               Dallas, TX 75207
               Attn: Rick L. Weller

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               Facsimile No.: (214) 760-9705

     with a copy to:

               Mayer, Brown & Platt
               190 S. LaSalle Street
               Chicago, IL 60603
               Attention: John R. Sagan
               Facsimile No: (312) 701-7711

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     18. The Sales Agents may not assign their rights or sub-contract or delegate their performance hereunder without the prior written consent of the Company, and any attempted assignment, sub-contracting or delegation without the Company's prior written consent shall be void.

     19. The validity or enforceability of any particular provisions of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     20. The failure of a party hereto at any time or times to require performance of any provision shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any condition or breach or any other term, covenant, representation or warranty.

     21. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively.

     23. In the event either party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement or any matters described or contemplated herein, with respect to any of the matters described or contemplated herein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the City of Dallas, Texas, whether a state or federal court, (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section shall be deemed to prevent any party from seeking

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to remove any action to a federal court in Dallas, Texas), (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum, (d) designate, appoint and direct CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any legal proceeding in the State of Texas, (e) agree to notify the other party to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and in such event, promptly to designate another agent in the City of Dallas, Texas, satisfactory to the Sales Agents and the Company, to serve in place of such agent and deliver to the other party written evidence of such substitute agent's acceptance of such designation; (f) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth herein for communications to such party; (g) agree that any service made as provided herein shall be effective and binding service in every respect; and (h) agree that nothing herein shall effect the rights of any party to effect service of process in any other manner permitted by Law.

EACH PARTY HERETO WAIVES THE RIGHT TO TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY TO APPROPRIATE TO EFFECT SUCH WAIVER.

     24. This document constitutes the full understanding between the parties and no terms, conditions, understanding or agreement purporting to modify or vary the terms of this Agreement shall be binding unless hereafter made in writing with reference to this Agreement and signed by the Sales Agents and a duly authorized representative of Company.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        IONEX TELECOMMUNICATIONS, INC.



                                        By: /s/ R.C. Mark Baker

                                        Name: R.C. Mark Baker

                                        Title: Chief Executive Officer

                                        ADVANCED COMMUNICATIONS GROUP, INC.
                                        (on its own behalf and on behalf of the
                                        Sales Agents)

                                        By: /s/ Richard A. O'Neal

                                        Name: /s/ Richard A. O'Neal

                                        Title: Chairman and Acting
                                               Chief Executive Officer


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